Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Acquires Morex Marketing Group, an Interactive Direct Marketer to Expectant Mothers and to Other “Life-Stage” Niches

THK’s online marketing and lead generation capabilities are expected to help Morex further capitalize on the growing expectant mothers’ market, and expand into other new “life-stage” marketing niches

NORTHBROOK, Ill.—(BUSINESS WIRE)—Jan. 24, 2006—In a move designed to considerably leverage the existing online marketing and lead generation capabilities of CGI Holding Corporation d/b/a Think Partnership Inc. (“THK”) (AMEX:THK - News; the Company), the Company today announced that it has closed its acquisition of privately held Morex Marketing Group LLC (“Morex”).

Morex generated approximately $3 million in pre-tax earnings in the twelve-month period ending June 30, 2005, and management expects Morex to grow to approximately $5 million in pre-tax earnings in the twelve-month period ending December 31, 2006.  In the acquisition, the Company paid $9,437,778 in cash funded by a draw on its credit facility with Wachovia Bank, and issued 5,680,631 shares of THK common stock valued at $2.18 per share, of which 675,688 shares will be held in escrow pending an audit of Morex’s results for the three and nine months ended September 30, 2005.  The former owners of Morex may also receive earnout payments of up to an additional $28 million, half in cash and half in common stock of THK, depending on the level of pre-tax earnings generated by Morex during each of the calendar years ending December 31, 2006, 2007 and 2008, respectively. The maximum earnout can only be achieved if Morex generates at least $12.5 million in pretax earnings in any one of those calendar years.

Morex Co-Founders Lloyd Ecker and Robert Moore will continue to lead Morex as co-CEOs under multi-year employment agreements with Morex.  Morex attracts expectant mothers and their families to its website, www.babytobee.com, by offering free samples of products and services that are targeted to that audience.  Based upon their experience, the management of Morex estimates that approximately one-third of all expectant mothers who are on the Internet register for babytobee.  To date, over four million pre- and post-natal moms and dads have registered to receive free trial products and services from babytobee.

Morex’s clients are advertisers who seek a direct relationship with consumers who are having a child and are concurrently making product decisions that will likely result in long-term brand loyalties.  In the United States, consumers currently spend billions of dollars each year on baby and juvenile products.  Morex’s clients market a variety of products ranging from bottles and diapers (a multi-billion dollar industry alone), genetic testing, baby cribs and furniture, car seats and strollers, and pharmaceuticals.

Currently, only a small portion of the advertising dollars spent by baby and juvenile product companies are spent on the Internet.

Commenting on the strategy of the Morex business, Robert Moore, co-founder and co-CEO of Morex, stated, “It is well known by consumer products companies that certain consumer ‘life stages’ are critical when it comes to marketing products and services.  These life stage events are when consumers are typically most receptive to relevant messaging or trying new products for the first time.  Examples of these life stages include when a person moves, gets married, or has a child.  We believe that becoming a mother or father is one of the most important life stages, and it is our objective to help our clients get targeted trials of new products and services into the hands of people going through this life stage.”

Morex and THK believe that the Morex marketing platform and technology can be leveraged to create new programs that target other critical life-stage or lifestyle demographics.  The companies intend to roll out additional on-line marketing programs to some of these other life-stage categories in the future, as well as create additional growth opportunities through synergy development with other THK companies.

Lloyd Ecker, co-founder and co-CEO of Morex, stated, “We are excited to become part of the Think Partnership family of companies at what we believe is the early part of the growth curve for THK.  Over the past several months, we have had the opportunity to spend time and work with some of the other THK companies.  We see synergy between our company and some of the others, such as customer acquisition programs from Primary Ads, and increased organic website traffic from MarketSmart Interactive’s search engine optimization services.  We also see significant intangible benefits stemming from the complimentary expertise, relationships and experience of the other Think Partnership companies.  We welcomed the opportunity to take a significant portion of our consideration in THK common stock as we are bullish on our opportunity to drive stock appreciation not only for ourselves but for all THK stockholders.”

Prior to the closing of the acquisition of Morex by the Company, Morex acquired the Catamount Group, one of the leading brokers of online lead generation data to the off-line direct marketing industry, offering services beyond the traditional direct marketing agency.

Tina MacNicholl, the CEO of Catamount, stated, “Catamount has a multi-channel model that allows it to leverage a variety of media for offline as well as online clients, including many nationally recognized companies.  In addition to the opportunities that our merger with Morex and Babytobee offers, we are very excited to work with the other THK companies to create new revenue streams.”  Ms. MacNicholl will continue to operate Catamount as a division of Morex under a multi-year employment agreement with Morex, and will also serve as the chief operating officer of Morex.

Scott P. Mitchell, the Company’s president, added, “Through the addition of Morex, THK has expanded its interactive advertising platform to include world-class direct marketing capabilities that, via their recent Catamount acquisition, spans beyond page-views or clicks and leverages the powerful value that the convergence between offline and online marketing so clearly offers.  Morex has demonstrated an impressive track record of success in maximizing the value of online lead generation through building long-lasting relationships via online marketing, as well as more traditional direct marketing tactics, such as telemarketing and postal mail.  These platforms and technologies that enable the effective combination of these tactics, thereby diversifying and extending the reach we offer our advertisers, is exactly the kind of innovation that is making Think Partnership the world’s most comprehensive, service-valued, interactive advertising business.”

Joshua B. Gillon, CEO of What If Holdings, LLC (Englewood Cliffs, New Jersey) introduced Morex to THK, and represented Morex as its advisor in the transaction.

CGI Holding Corporation has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc.  The Company is based in Northbrook, Ill. and currently has 12 operating companies providing online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents (see www.thinkpartnership.com).  The Company has announced signed letters of intent to acquire: Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; iLead Media, Inc., Pleasant Grove, Utah, a recognized leader in online lead generation (see www.ileadmedia.com); and Litmus Media, Inc., North Kansas City, Missouri, a secure ad feed distribution provider (see www.litmusmedia.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo, (310) 832-2999,

Sr. Vice President for Corporate Communications
and Investor Relations

Xavier@thinkpartnership.com